Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Third Quarter 2015

Non-GAAP Net Revenue Grew 24% to $954.0 Million

Non-GAAP Net Income increased 10% to $1.87 Per Diluted Share

Raises Financial Outlook for Fiscal Year 2015

New York, NY — February 3, 2015 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong financial results for fiscal third quarter 2015, ended December 31, 2014.  In addition, the Company increased its financial outlook for the fiscal year ending March 31, 2015, and provided its initial financial outlook for the fiscal fourth quarter ending March 31, 2015.

GAAP Financial Results

For fiscal third quarter 2015, GAAP net revenue was $531.1 million, as compared to $1.86 billion for fiscal third quarter 2014.  GAAP net income was $40.1 million, or $0.42 per diluted share, as compared to $578.4 million, or $4.69 per diluted share, for the year-ago period.  GAAP net revenue and net income declined year-over-year in fiscal third quarter 2015 because GAAP results for fiscal third quarter 2014 included net revenue and cost of goods sold related to sell-in of the Grand Theft Auto V® game during both fiscal second quarter and fiscal third quarter 2014, as Grand Theft Auto Online launched during fiscal third quarter 2014.  In addition, GAAP results for fiscal third quarter 2015 reflect the deferral of net revenue and cost of goods sold related to sell-in of Grand Theft Auto V during the quarter.

During fiscal third quarter 2015, the Company’s cash and short-term investments balance increased to $976.6 million as of December 31, 2014.

Non-GAAP Financial Results

For fiscal third quarter 2015, Non-GAAP net revenue grew to $954.0 million, as compared to $767.7 million for the year-ago period.  Non-GAAP net income increased to $211.6 million, or $1.87 per diluted share, as compared to $210.7 million, or $1.70 per diluted share, for the year-ago period.

The largest contributors to Non-GAAP net revenue in fiscal third quarter 2015 were Grand Theft Auto V and Grand Theft Auto Online, NBA® 2K15, WWE® 2K15, Borderlands®: The Pre-Sequel, and Sid Meier’s Civilization®: Beyond Earth™.

Non-GAAP net revenue from digitally-delivered content grew 64% year-over-year to $217.2 million.  The largest contributors were offerings for the Grand Theft Auto series, NBA 2K15, the Borderlands franchise, and Sid Meier’s Civilization: Beyond Earth.  Revenue from recurrent consumer spending (virtual currency, downloadable add-on content and online games) grew 23% year-over-year and accounted for 36% of Non-GAAP net revenue from digitally-delivered content.  Catalog sales accounted for $103.7 million of Non-GAAP net revenue led by the Grand Theft Auto series and offerings for Borderlands 2.

Management Comments

“Take-Two’s positive momentum was demonstrated once again, as we delivered exceedingly strong third quarter revenues and profits, and finished the quarter with nearly $1 billion in cash and short term investments,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We successfully launched one of the most diverse holiday lineups in the Company’s history, led by Grand Theft Auto V for PlayStation 4 and Xbox One, NBA 2K15, WWE 2K15, Borderlands: The Pre-Sequel and Sid Meier’s Civilization: Beyond Earth.  We also generated substantial growth in digitally-delivered revenue, including through our ongoing focus on offerings that drive recurrent consumer spending.  As a result of Take-Two’s outstanding holiday season performance, we are raising the Company’s financial outlook for the full year.

“Looking ahead, we expect that our fourth quarter will provide a strong finish to fiscal 2015, which is lining up to be one of Take-Two’s best years ever.  Anchored by the eagerly-anticipated launches of Evolve and Grand Theft Auto V for PC, along with an array of other offerings, we will continue to deliver titles that captivate audiences around the world and set benchmarks for excellence.  With our world-class creative teams, robust development pipeline, cutting-edge technology and ample capital resources, Take-Two is superbly positioned to build on its solid foundation and continue to capitalize on this dynamic entertainment market.”

Business and Product Highlights

Since October 1, 2014:

Rockstar Games:

•                  Launched Grand Theft Auto V and Grand Theft Auto Online on PlayStation®4 and Xbox One.  Grand Theft Auto V is the highest-rated game to date for PlayStation 4 and Xbox One*, and has now sold-in more than 45 million units on console, including nearly 10 million units on PlayStation 4 and Xbox One.  The title is planned for launch on PC on March 24, 2015.

•                  Released two updates for Grand Theft Auto Online, including The Last Team Standing Update and the Festive Surprise.

•                  Released the portable classic Grand Theft Auto: Chinatown Wars for Android and Amazon Kindle Fire, and updated the game for iOS.  This updated version features new highly customizable touchscreen controls, physical controller support, plus high resolution widescreen display on supported devices, as well as full Retina Display resolution on iOS.

•                  Announced that Grand Theft Auto Online Heists — a four-player co-op mode for Grand Theft Auto Online that enables players to plan, prepare and execute multi-tiered Heists across Los Santos and Blaine County — will be coming in early 2015 as a free update on PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC.

2K:

•                  Launched NBA 2K15 on PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC, as well as on iOS and Amazon devices.  The title is the highest-rated sports game of 2014 across consoles and PC*, and has continued the series’ trend of year-over-year growth with approximately 5.5 million units sold-in to date.

•                  Launched WWE 2K15 on the Xbox One, Xbox 360, PlayStation 4 and PlayStation 3.  Developed collaboratively by Yuke’s and Visual Concepts, WWE 2K15 is being supported with downloadable add-on content, including a Season Pass.

•                  Released Borderlands: The Pre-Sequel on the Xbox 360, PlayStation 3 and PC.  Co-developed by Gearbox Software and 2K Australia, the title is being supported with downloadable add-on content, including a Season Pass.

•                  Launched Sid Meier’s Civilization: Beyond Earth for PC, Mac and Linux.  Developed by Firaxis Games, Sid Meier’s Civilization: Beyond Earth is a new stand-alone, science fiction-themed entry in the award-winning Civilization franchise, which has sold-in more than 29 million units worldwide.

•                  Released BioShock® Infinite: The Complete Edition for Xbox 360 and PlayStation 3, which includes the award-winning title and all of its previously-released add-on content.

•                  Expanded its offerings for tablets and smartphones with the releases of Evolve: Hunters Quest, MyNBA 2K15, and NHL® 2K.

•                  Announced that Borderlands: The Handsome Collection™ is planned for launch on PlayStation 4 and Xbox One on March 24, 2015.  The Handsome Collection brings the critically-acclaimed Borderlands series to next-gen consoles for the first time and offers the complete story of the franchise’s most iconic villain, Handsome Jack.  The Handsome Collection includes Borderlands 2 and Borderlands: The Pre-Sequel along with all of the downloadable content for both titles — currently over $100 of value on prior-gen consoles, but now for only $59.99 and with the graphical fidelity of next-gen consoles, four-player split-screen on a single television, and the ability to transfer save files to the next-gen consoles with new cross-save functionality.**

•                  Announced downloadable content details for Evolve™, including a Hunting Season Pass, a fourth playable monster, Behemoth, and more.  Developed by Turtle Rock Studios and planned for global launch on Xbox One, PlayStation 4 and PC on February 10, 2015, Evolve is the only game in history to earn both the official Electronic Entertainment Expo and Gamescom “Game of Show” awards in the same year.

•                  Announced that Sid Meier’s Starships™ is planned for launch on PC, Mac and iPad in spring 2015. This turn-based, tactical space combat game will feature cross-connectivity and unlockable bonuses with Sid Meier’s Civilization: Beyond Earth.

•                  Announced the formation of Hangar 13, a new development studio led by veteran game developer Haden Blackman.  Hangar 13 is located at 2K’s headquarters in the San Francisco Bay Area and is working on an unannounced next-gen title.

* According to Metacritic.com.

** Save transfers must be between the same console family (e.g., Xbox 360 to Xbox One).

Financial Outlook for Fiscal 2015

Take-Two is increasing its financial outlook for fiscal year 2015, which reflects its strong fiscal third quarter results, strong current business trends, and positive sales outlook for its upcoming releases.  In addition, the Company is providing its initial financial outlook for its fiscal fourth quarter ending March 31, 2015 as follows:

	Fourth Quarter Ending 3/31/2015	Fiscal Year Ending 3/31/2015

Non-GAAP net revenue	$410 to $460 Million	$1.65 to $1.70 Billion

Non-GAAP net income per diluted share (1)	$0.15 to $0.25	$1.65 to $1.75

GAAP to Non-GAAP Reconciling Items (2):

Net effect from deferral in net revenues and related cost of goods sold	$0.21	$1.49

Stock-based compensation expense (3)	$0.14	$0.48

Non-cash amortization of discount on convertible notes	$0.04	$0.14

Non-cash tax expense	$0.00	$0.02

(Gain) on sale of long-term investment	$0.00	$(0.11)

(1)         For the fiscal fourth quarter ending March 31, 2015 and fiscal year ending March 31, 2015, the Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income for the fourth quarter and fiscal year is adjusted by adding-back $1.7 million and $6.8 million, respectively, related to coupon interest and debt issuance costs, net of tax.  Shares used to calculate the Non-GAAP net income per diluted share outlook are as follows:

Weighted average basic shares	81	Million	80	Million
Add: Weighted average participating shares	8	Million	8	Million
Add: Potential Dilution from convertible notes	26	Million	26	Million
Total weighted average diluted shares	115	Million	114	Million

(2)         All GAAP to Non-GAAP reconciling items are net of tax and per share.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.8 million  restricted shares previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these next-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2014:

Label	Title	Platforms	Release Date
2K	NBA 2K15	Xbox 360, Xbox One, PS3, PS4, PC	October 7, 2014*
2K	MyNBA 2K15	Android	October 7, 2014
2K	MyNBA 2K15	iOS	October 10, 2014
2K	Borderlands: The Pre-Sequel	Xbox 360, PS3, PC, Mac, Linux	October 14, 2014*
2K	NBA 2K15	iOS, Amazon	October 16, 2014
2K	NHL 2K	iOS, Android	October 23, 2014
2K	Sid Meier’s Civilization: Beyond Earth	PC	October 24, 2014
2K	WWE 2K15	PS3, Xbox 360	October 28, 2014*
2K	BioShock Infinite: The Complete Edition	Xbox 360, PS3	November 4, 2014
2K	Borderlands: The Pre-Sequel - Handsome Jack Doppelganger Pack (DLC)	Xbox 360, PS3, PC	November 11, 2014
Rockstar Games	Grand Theft Auto V	Xbox One, PS4	November 18, 2014
2K	WWE 2K15	Xbox One, PS4	November 18, 2014*
2K	WWE 2K15: Accelerator (DLC)	Xbox 360, Xbox One, PS3, PS4	November 18, 2014
2K	Sid Meier’s Civilization: Beyond Earth	Mac	November 26, 2014
2K	Borderlands: The Pre-Sequel — Holodome Onslaught Pack (DLC)	Xbox 360, PS3, PC	December 16, 2014
2K	WWE 2K15: WCW Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	December 16, 2014
2K	Sid Meier’s Civilization: Beyond Earth	Linux	December 18, 2014
Rockstar Games	Grand Theft Auto: Chinatown Wars	Android, Amazon	December 18, 2014
2K	WWE 2K15: New Moves Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	January 13, 2015
2K	Borderlands: The Pre-Sequel — Lady Hammerlock Pack (DLC)	Xbox 360, PS3, PC	January 27, 2015
2K	Evolve: Hunters Quest	iOS, Amazon, Windows Phone, Android	January 29, 2015
2K	WWE 2K15: 2K Showcase: One More Match (DLC)	Xbox 360, Xbox One, PS3, PS4	February 3, 2015

*North American release date; international release date followed three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	Evolve	Xbox One, PS4, PC	February 10, 2015
2K	WWE 2K15: 2K Showcase: Hall of Pain (DLC)	Xbox 360, Xbox One, PS3, PS4	February 17, 2015
Rockstar Games	Grand Theft Auto V	PC	March 24, 2015
2K	Borderlands: The Handsome Collection	Xbox One, PS4	March 24, 2015*
2K	Sid Meier’s Starships	PC, Mac, iPad	Spring 2015
2K	Battleborn	PS4, Xbox One, PC	Fiscal Year 2016

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  The Company also defers revenue and related costs for certain sales generated from certain titles for which we have or expect to provide certain additional add-on content.  These amounts are deferred over the estimated remaining life of the game to which they pertain.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non- GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Gain on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported as a gain on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Gain (loss) on sale of long-term investments — from time to time, the Company makes strategic investments.  The Company excludes the impact of any gains and losses on such investments from its Non-GAAP financial measures.

•                  Discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended December 31, 2014.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including the risks summarized in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013

Net revenue	$531,147	$1,863,869	$782,849	$2,155,360

Cost of goods sold:
Product costs	102,068	374,710	139,421	438,839
Software development costs and royalties	108,214	200,333	144,863	305,151
Internal royalties	14,099	502,169	34,810	510,371
Licenses	53,632	42,522	65,091	51,678
Total cost of goods sold	278,013	1,119,734	384,185	1,306,039

Gross profit	253,134	744,135	398,664	849,321

Selling and marketing	96,892	70,476	182,874	213,419
General and administrative	53,564	34,718	136,891	110,601
Research and development	31,221	29,233	79,886	76,624
Depreciation and amortization	5,845	3,413	15,123	9,837
Total operating expenses	187,522	137,840	414,774	410,481
Income (loss) from operations	65,612	606,295	(16,110)	438,840
Interest and other, net	(9,458)	(5,949)	(24,689)	(26,018)
Gain (loss) on long-term investment	(1,500)	—	17,476	—
Loss on extinguishment of debt	—	—	—	(9,014)
Gain on convertible note hedge and warrants, net	—	—	—	3,461
Income (loss) from continuing operations before income taxes	54,654	600,346	(23,323)	407,269
Provision for income taxes	14,561	21,902	13,356	14,804
Income (loss) from continuing operations	40,093	578,444	(36,679)	392,465
Loss from discontinued operations, net of taxes	—	(18)	—	(73)
Net income (loss)	$40,093	$578,426	$(36,679)	$392,392

Earnings (loss) per share:
Continuing operations	$0.46	$5.88	$(0.46)	$4.02
Discontinued operations	—	—	—	—
Basic earnings (loss) per share	$0.46	$5.88	$(0.46)	$4.02

Continuing operations	$0.42	$4.69	$(0.46)	$3.29
Discontinued operations	—	—	—	—
Diluted earnings (loss) per share	$0.42	$4.69	$(0.46)	$3.29

Weighted average shares outstanding:
Basic	87,483	98,290	80,128	97,529
Diluted	113,938	125,042	80,128	127,833

Computation of Basic EPS:
Net income (loss)	$40,093	$578,426	$(36,679)	$392,392
Less: net income allocated to participating securities	(3,127)	(77,857)	$—	(42,482)
Net income (loss) for basic EPS calculation	$36,966	$500,569	$(36,679)	$349,910

Weighted average shares outstanding - basic	87,483	98,290	$80,128	97,529
Less: weighted average participating shares outstanding	(6,824)	(13,230)	—	(10,559)
Weighted average common shares outstanding - basic	80,659	85,060	$80,128	86,970

Basic EPS	$0.46	$5.88	$(0.46)	$4.02

Computation of Diluted EPS:
Net income (loss)	$40,093	$578,426	$(36,679)	$392,392
Less: net income allocated to participating securities	(2,401)	(61,200)	—	(32,412)
Add: interest expense, net of tax, on Convertible Notes	7,199	7,418	—	26,221
Net income (loss) for diluted EPS calculation	$44,891	$524,644	$(36,679)	$386,201

Weighted average shares outstanding - basic	80,659	85,060	80,128	86,970
Add: dilutive effect of common stock equivalents	26,455	26,752	—	30,304
Weighted average common shares outstanding - diluted	107,114	111,812	80,128	117,274

Diluted EPS	$0.42	$4.69	$(0.46)	$3.29

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
OTHER INFORMATION

Geographic revenue mix
United States	63%	44%	59%	46%
International	37%	56%	41%	54%

Platform revenue mix
Console	83%	97%	79%	93%
PC and other	17%	3%	21%	7%

Net revenue by distribution channel:
Physical retail and other	72%	93%	60%	87%
Digital online	28%	7%	40%	13%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$897,452	$935,400
Short-term investments	79,140	—
Restricted cash	31,301	193,839
Accounts receivable, net of allowances of $86,630 and $75,518 at December 31, 2014 and March 31, 2014, respectively	435,709	53,143
Inventory	24,617	29,780
Software development costs and licenses	178,968	116,203
Deferred cost of goods sold	42,441	5,002
Prepaid expenses and other	116,385	66,073
Total current assets	1,806,013	1,399,440

Fixed assets, net	63,436	42,572
Software development costs and licenses, net of current portion	115,814	109,506
Deferred cost of goods sold, net of current portion	26,622	858
Goodwill	221,071	226,705
Other intangibles, net	4,793	5,113
Other assets	16,069	15,436
Total assets	$2,253,818	$1,799,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$113,240	$16,452
Accrued expenses and other current liabilities	255,862	397,173
Deferred revenue	338,003	61,195
Total current liabilities	707,105	474,820

Long-term debt	470,420	454,031
Non-current deferred revenue	197,943	18,128
Other long-term liabilities	62,961	50,845
Total liabilities	1,438,429	997,824
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,602 and 105,156 shares issued and 88,364 and 88,918 outstanding at December 31, 2014 and March 31, 2014, respectively	1,046	1,052
Additional paid-in capital	1,024,626	954,699
Treasury stock, at cost (16,238 common shares at December 31, 2014 and March 31, 2014)	(276,836)	(276,836)
Retained earnings	84,096	120,775
Accumulated other comprehensive (loss) income	(17,543)	2,116
Total stockholders’ equity	815,389	801,806
Total liabilities and stockholders’ equity	$2,253,818	$1,799,630

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended December 31,
	2014	2013

Operating activities:
Net (loss) income	$(36,679)	$392,392
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	89,768	252,229
Depreciation and amortization	15,123	9,837
Loss from discontinued operations	—	73
Amortization and impairment of intellectual property	320	3,375
Stock-based compensation	52,474	57,594
Deferred income taxes	641	(5,487)
Amortization of discount on Convertible Notes	16,389	17,507
Amortization of debt issuance costs	1,260	1,510
(Gain) loss on long-term investment	(17,476)	—
Loss on extinguishment of debt	—	9,014
Gain on convertible note hedge and warrants, net	—	(3,461)
Other, net	2,262	(414)
Changes in assets and liabilities, net of effect from purchases of businesses:
Restricted cash	162,538	171,892
Accounts receivable	(382,566)	77
Inventory	5,163	(14,817)
Software development costs and licenses	(155,454)	(151,275)
Prepaid expenses, other current and other non-current assets	(52,092)	(377,608)
Deferred revenue	456,623	24,447
Deferred cost of goods sold	(63,203)	(232)
Accounts payable, accrued expenses and other liabilities	(34,565)	345,174
Net cash used in discontinued operations	—	(1,034)
Net cash provided by operating activities	60,526	730,793

Investing activities:
Purchase of fixed assets	(36,579)	(23,455)
Purchases of short-term investments	(79,677)	—
Purchase of long-term investment	(5,000)	—
Cash received from the sale of long-term investment	21,976	—
Payments in connection with business combinations, net of cash acquired	—	(1,000)
Net cash used in investing activities	(99,280)	(24,455)

Financing activities:
Excess tax benefit from stock-based compensation	10,352	—
Repurchase of common stock	—	(276,836)
Proceeds from issuance of 1.00% Convertible Notes	—	283,188
Payment for extinguishment of 4.375% Convertible Notes	—	(165,999)
Proceeds from termination of convertible note hedge transactions	—	84,429
Payment for termination of convertible note warrant transactions	—	(55,651)
Payment of debt issuance costs for the issuance of 1.00% Convertible Notes	—	(2,815)
Net cash provided by (used in) financing activities	10,352	(133,684)

Effects of foreign exchange rates on cash and cash equivalents	(9,546)	(2,986)

Net (decrease) increase in cash and cash equivalents	(37,948)	569,668
Cash and cash equivalents, beginning of year	935,400	402,502
Cash and cash equivalents, end of period	$897,452	$972,170

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
Net Revenues
GAAP Net Revenues	$531,147	$1,863,869	$782,849	$2,155,360
Net effect from deferral in net revenues	422,829	(1,096,213)	458,180	25,205
Non-GAAP Net Revenues	$953,976	$767,656	$1,241,029	$2,180,565

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$149,840	$125,270	$310,687	$287,579
Net effect from deferral in digital online revenues	67,404	7,553	102,755	25,205
Non-GAAP Digital Online Revenues	$217,244	$132,823	$413,442	$312,784

Gross Profit
GAAP Gross Profit	$253,134	$744,135	$398,664	$849,321
Net effect from deferral in net revenues and related cost of goods sold	174,390	(428,128)	193,539	12,737
Stock-based compensation	8,323	27,220	11,062	29,176
Non-GAAP Gross Profit	$435,847	$343,227	$603,265	$891,234

Income (loss) from Operations
GAAP Income (loss) from Operations	$65,612	$606,295	$(16,110)	$438,840
Net effect from deferral in net revenues and related cost of goods sold	174,390	(428,128)	193,539	12,737
Stock-based compensation	28,628	36,328	52,474	57,594
Business reorganization, restructuring and related	—	1,718	195	1,930
Non-GAAP Income from Operations	$268,630	$216,213	$230,098	$511,101

Net Income (loss)
GAAP Net Income (loss)	$40,093	$578,426	$(36,679)	$392,392
Net effect from deferral in net revenues and related cost of goods sold	158,030	(411,470)	172,195	12,737
Stock-based compensation	7,015	36,328	24,756	57,594
Business reorganization, restructuring and related	—	1,718	156	1,930
Non-cash amortization of discount on Convertible Notes	5,062	5,211	13,127	17,507
Gain (loss) on sale of long-term investment	941	—	(9,999)	—
Loss on extinguishment of debt	—	—	—	9,014
Gain on convertible note hedge and warrants, net	—	—	—	(3,461)
Non-cash tax expense	459	481	1,404	1,443
Discontinued operations	—	18	—	73
Non-GAAP Net Income	$211,600	$210,712	$164,960	$489,229

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.42	$4.69	$(0.46)	$3.29
Non-GAAP earnings per share	$1.87	$1.70	$1.50	$3.99

Number of diluted shares used in computation
GAAP	113,938	125,042	80,128	127,833
Non-GAAP	113,938	125,042	113,922	125,044

Computation of Diluted GAAP EPS:
Net income (loss)	$40,093	$578,426	$(36,679)	$392,392
Less: net income allocated to participating securities	(2,401)	(61,200)	—	(32,412)
Add: interest expense, net of tax, on Convertible Notes	7,199	7,418	—	26,221
Net income (loss) for diluted EPS calculation	$44,891	$524,644	$(36,679)	$386,201

Weighted average shares outstanding - diluted	87,483	98,290	80,128	97,529
Add: dilutive effect of common stock equivalents	26,455	26,752	—	30,304
Total weighted average shares outstanding - diluted	113,938	125,042	80,128	127,833
Less: weighted average participating shares outstanding	(6,824)	(13,230)	—	(10,559)
Weighted average common shares outstanding - diluted	107,114	111,812	80,128	117,274

Diluted earnings (loss) per share	$0.42	$4.69	$(0.46)	$3.29

Computation of Diluted Non-GAAP EPS:
Non-GAAP net earnings	$211,600	$210,712	$164,960	$489,229
Less: net income allocated to participating securities	(12,673)	(22,294)	(10,627)	(41,312)
Add: interest expense, net of tax, on Convertible Notes	1,686	2,207	5,069	8,714
Net income for diluted earnings (loss) per share calculation	$200,613	$190,625	$159,402	$456,631

Weighted average shares outstanding - basic	87,483	98,290	87,467	97,529
Add: dilutive effect of common stock equivalents	26,455	26,752	26,455	27,515
Total weighted average shares outstanding - diluted	113,938	125,042	113,922	125,044
Less: weighted average participating shares outstanding	(6,824)	(13,230)	(7,339)	(10,559)
Weighted average common shares outstanding - diluted	107,114	111,812	106,583	114,485

Diluted earnings per share	$1.87	$1.70	$1.50	$3.99